CONSULTING SERVICES AGREEMENT
(Independent Contractor)

                This CONSULTING SERVICES AGREEMENT (the “Agreement”) is entered into as of February 27, 2014 by and between Emerald Power Consulting Inc. with principal address at 600 – 666 Burrard Street, Vancouver, BC V6C 3P6 (herein referred to as the “Consultant”), and Blox, Inc., a Nevada corporation (the “Company”).

                In consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

1.         Consulting Services.  The Consultant hereby agrees to provide and perform for the benefit of the Company certain corporate advisory, corporate finance, strategic planning and related advisory services (each, a “Service” and collectively, the “Services”), as may be requested by the Company from time to time, and the Company hereby engages the Consultant to provide and perform the same. The Consultant acknowledges and agrees that it will provide a significant amount of time and attention on the affairs and business of the Company in connection with the provision of the Services, however, this does not prevent the Consultant from providing other services to other companies.

2.         Remuneration.  For the Services performed and received in accordance with Section 1, and subject to all applicable regulatory requirements, the Company will pay US$10,000.00 plus applicable taxes per month to the Consultant.

3.         Expenses.  The Consultant will incur expenses from time to time to on behalf of the Company, which are to be approved by the Company and reimbursed in a timely manner.

4.         Term of Agreement.  The term of this Agreement shall commence as of the date first set forth above, and continue for a period of one year (the “Initial Term”), provided, however, that this Agreement will automatically extend for successive one year periods unless the Consultant provides written notice to the Company that the Agreement should not extend. Notwithstanding the foregoing, the Company may terminate this Agreement by providing 60 days’ written notice to the Consultant after the Initial Term.

5.         Independent Contractor Status.  The relationship of the Consultant to the Company is that of an independent contractor, and nothing herein shall be construed or deemed as creating any other relationship.  Without limiting the foregoing, the relationship between the parties hereto shall not be deemed to be that of an employer-employee, joint venture, or partnership.  As an independent contractor, the Consultant shall have the sole responsibility for paying taxes, workers compensation, employee benefits (if any), and all similar obligations, and shall be charged with performing the Services in the way that the Consultant deems the most feasible or desirable.

6.         Confidential Information and Work for Hire.  The Consultant and the Company hereby acknowledge and agree that in connection with the performance of the Services set forth herein, the Consultant shall be provided with or shall otherwise be exposed to or receive certain confidential and/or proprietary information of the Company or of third parties and may develop certain products, services, methods, know-how, procedures, formulae, processes, specifications, and information of a similar nature that relate to the Services rendered hereunder.  The Consultant therefore agrees to maintain and preserve the secrecy and confidentiality of any and all proprietary and business secret or confidential information and data.  In the course of performing the Services hereunder, the Consultant may develop certain processes, formulations, inventions, data, reports, records, information, prototypes, know-how, designs, drawings, schematics, manuals, ideas, or other products or materials, including ideas that may be protectable under intellectual property laws (all of the foregoing collectively referred to herein as “Work Product”).  The Consultant acknowledges that all Work Product created by it during the term of this Agreement or which relates to the Services performed hereunder shall be the property of the Company, and the Consultant hereby agrees to take all actions requested by the Company in order to vest ownership of the Work Product in them.  Should the Company seek intellectual property protection for any Work Product, the Consultant agrees to execute any documents and take any actions reasonably requested by them to effectuate the same, all at no additional cost.

7.         Audit and Records.  The Consultant shall keep accurate records and books of account showing all charges, disbursements, and expenses made or incurred by the Consultant in the performance of the Services.  The Company shall have the right, upon reasonable notice, to audit at any time up to one year after payment of its final invoice, the direct costs, expenses, and disbursements made with respect to the performance of the Services.

8.         Title to Materials and Equipment.  All materials and equipment furnished by the Company are to be and remain the sole property of the Company and are to be returned within thirty (30) days of the expiration or earlier termination of this Agreement, or within ten (10) days after written demand, whichever first occurs.

9.         Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns.  This Agreement may not be assigned, transferred, conveyed, or encumbered, whether voluntarily or by operation of law, by the Consultant without the prior written consent of the Company (which may be granted or withheld in its sole and absolute judgment).

10.      Notice.  All notices, demands, and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed (by certified mail, return receipt requested), sent, or delivered (including by way of overnight courier service), (i) if to the Consultant, to:

Emerald Power Consulting Inc. Attention: President 600 – 666 Burrard Street Vancouver, BC V6C 3P6 Email: rabenante@gmail.com or (ii) if to the Company, to:

Blox, Inc. Attention: Chairman 600 – 666 Burrard Street Vancouver, BC V6C 2X8 Tel: 1 604 688 3899 Fax: 1 604 688 2419 Email: rrenne@bloxinc.com or, as to each party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party.  All such notices, demands, and communications shall be effective when sent; provided, however, that if sent by facsimile transmission, notices, demands, and other communications shall be confirmed by same day certified mail, return receipt requested.

11.          Amendments, Etc.  No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto.  Any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

12.          Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties and supersedes all previous understandings, agreements, communications, and representations, whether written or oral, concerning the treatment of information and other matters to which this Agreement relates.

13.          No Waiver; Remedies.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.          Severability.  Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

15.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the province of British Columbia.  Each party hereby consents to the laying of venue for any action under this contract with the court of competent jurisdiction in British Columbia, and, for such purposes, each of the parties hereby consents to the exclusive jurisdiction of such court.

16.          Headings.  The headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

17.          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  One or more counterparts of this Agreement may be delivered via fax or electronic means with the intention that they shall have the same effect as an original executed counterpart hereof.

18.          Currency.  All monetary amounts set out herein are stated in US dollars.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first set forth above.

Emerald Power Consulting Inc.

By:  “Robert Abenante”_____________________________

Name: Robert Abenante_____________________________

Blox, Inc.

By:  “Ronald Renne”_______________________________

Name: “Ronald Renne”_____________________________